Exhibit 23.1

INDEPENDENT AUDITORS’ CONSENT

We consent to the incorporation by reference in the following Registration Statements of E*TRADE Financial Corporation, formerly E*TRADE Group Inc., of our report dated March 9, 2004 (which report expresses an unqualified opinion and includes an explanatory paragraph relating to the Company’s change in its method of accounting for goodwill and other intangible assets to conform to Statement of Financial Accounting Standards No. 142, Goodwill and Other Intangible Assets, appearing in and incorporated by reference in this Annual Report on Form 10-K of E*TRADE Financial Corporation for the year ended December 31, 2003.

Filed on Form S-3:

Registration Statement Nos.:

333-86925, 333-89809, 333-90557, 333-90963, 333-91527,

333-94457, 333-35802, 333-36748, 333-41628, 333-44538,

333-51276, 333-57316, 333-57158, 333-57160, 333-63702,

333-64102, 333-74486, 333-74650, 333-74776, 333-100185,

333-104903

Filed on Form S-4:

Registration Statement Nos.:	333-91467, 333-62230

Filed on Form S-8:

Registration Statement Nos.:	333-12503, 333-52631, 333-62333, 333-72149, 333-35068, 333-35074, 333-37892, 333-44608, 333-44610, 333-54904, 333-56002, 333-81702, 333-100185, 333-98417, 333-98419, 333-98421

/s/ Deloitte & Touche LLP

McLean, Virginia

March 9, 2004